EXHIBIT 5
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                                                               September 9, 1999

The Publishing Company of North America, Inc.
186 P.C.N.A. Parkway
Lake Helen, FL  32744-0280

     RE:   THE PUBLISHING COMPANY OF NORTH AMERICA, INC. / FORM S-8


Dear Sirs:

     You have advised us that The Publishing Company of North America, Inc. (the "Company") is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") with respect to 500,000 shares of common stock, no par value per share.

     In connection with the filing of this Registration Statement, you have requested us to furnish you with our opinion as to the legality of (i) such of the Company's shares as are presently outstanding; and (ii) such securities as shall be offered by the Company itself pursuant to the Prospectus which is part of the Registration Statement.

     You have advised us that as of September 7, 1999 the Company's authorized capital consists of 15,000,000 shares of common stock, no par value, of which 4,915,020 shares have been issued. You have further advised us that the Company has received valid consideration for the issuance of these shares.

     After having examined the Company's articles of incorporation, as amended, bylaws, minutes, the 1996 Stock Plan and the Amendments to the 1996 Stock Plan of the Company and financial statements incorporated by reference into the Registration Statement, we are of the opinion that the issued and outstanding shares of common stock (numbering 3,280,720) are, and the unissued securities to be offered by the Company itself pursuant to the Registration Statement will be, when offered and sold fully paid and nonassessable, duly authorized and validly issued.

                                                        Very truly yours,

                                                        /s/ Michael Harris, P.A.
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                                                        MICHAEL HARRIS, P.A.